EXHIBIT 21

Subsidiaries of Dean Foods Company

As of December 31, 2011

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West, II, LLC	100.00%
Azuis Holding B.V.	Netherlands	Dean International Holding Company	100.00%
Alpro GmbH	Germany	Alpro European Holdings, Sarl	100.00%
Alpro Comm.VA	Belgium	Dean Foods European Holdings, Sarl. Alpro Holdings, BVBA	>99% <1%
Alpro European Holdings, Sarl	Luxembourg	Alpro Comm.VA	100.00%
Alpro Holdings, BVBA	Belgium	Dean Foods European Holdings, Sarl. WhiteWave European Partners, SCS	>99% <1%
Alpro Soja Nederland BV	Netherlands	Alpro Comm.VA	100.00%
Alpro (UK) Limited	United Kingdom	Alpro European Holdings, Sarl	100.00%
Berkeley Farms, LLC	CA	Dean West II, LLC	100.00%
Biofun BVBA	Belgium	Alpro Comm.VA	100.00%
Country Fresh, LLC	MI	Dean East, LLC	100.00%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC Dairy Group Receivables GP, LLC	99.90% 00.10%

Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC Dairy Group Receivables GP, II, LLC	99.90% 00.10%
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100.00%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100.00%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean East, LLC Dean Foods European Holdings, Sarl.	DE Luxembourg	Suiza Dairy Group, LLC WhiteWave European Partners, SCS	100.00% 100.00%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100.00%
Dean Foods of Southern California, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100.00%
Dean Holding Company	WI	Dean Foods Company	100.00%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partner II	100.00%
Dean Intellectual Property Services, Inc.	DE	Suiza Dairy Group, LLC	100.00%
Dean International Holding Company	DE	Dean Foods Company	100.00%
Dean Management Corporation	DE	Dean Foods Company	100.00%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100.00%
Dean Services, LLC	DE	Dean Management Corporation	100.00%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100.00%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100.00%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100.00%
DFC Energy Partners, LLC	DE	Dean Foods Company	100.00%
DGI Ventures, Inc.	DE	Dean Foods Company	100.00%
DIPS Limited Partner II	DE	Dean Holding Company	100.00%
Franklin Holdings, Inc.	DE	Dean Foods Company	100.00%
Franklin Plastics, Inc	DE	Franklin Holdings, Inc.	99.50%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100.00%
Friendship Dairies, LLC	DE	Morningstar Foods, LLC	100.00%
Gandy’s Dairies, LLC	DE	Dean West II, LLC	100.00%
Garelick Farms, LLC	DE	Dean East, LLC	100.00%
Horizon Organic Dairy Limited	United Kingdom	Horizon Organic International, Inc.	100.00%
Horizon Organic Dairy, LLC	DE	WhiteWave Foods Company	100.00%
Horizon Organic International, Inc.	DE	WhiteWave Foods Company	100.00%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V. Dean Dairy Holdings, LLC	99.98% 0.02%
Kohler Mix Specialties of Minnesota, LLC	DE	Marathon Dairy Investment Corp. Morningstar Foods, LLC	15.0% 85.0%
Kohler Mix Specialties, LLC	DE	Marathon Dairy Investment Corp. Morningstar Foods, LLC	05.0% 95.0%

Land-O-Sun Dairies, LLC	DE	Dean East, LLC Dean Foods Company	80.0% 20.0%
Marathon Dairy Investment Corp.	MN	Morningstar Foods, LLC	100.00%
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100.00%
Meadow Farms Limited	United Kingdom	Horizon Organic Dairy Limited	100.00%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100.00%
Model Dairy, LLC	DE	Dean West, LLC	100.00%
Morningstar Foods, LLC	DE	Suiza Dairy Group, LLC	100.00%
Morningstar Receivables GP, LLC	DE	Morningstar Foods, LLC	100.00%
Morningstar Receivables, L.P.	DE	Morningstar Foods, LLC Morningstar Receivables GP, LLC	99.90% 0.10%
RDairy Holding Limited	United Kingdom	Horizon Organic Dairy Limited	100.00%
Reeves Street, LLC	DE	Dean Management Corporation	100.00%
Reiter Dairy, LLC	DE	Dean East II, LLC	100.00%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100.00%
Shenandoah’s Pride, LLC	DE	Garelick Farms, LLC	100.00%
Sofine Foods BV	Netherlands	Alpro Comm.VA	100.00%
Sojinal SAS	France	Alpro Comm.VA	100.00%
Southern Foods Group, LLC	DE	Dean West, LLC	100.00%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100.00%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC Dean Holding Company	99.98% 0.02%
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100.00%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100.00%
WhiteWave Foods Company	DE	Dean Foods Company	100.00%
WhiteWave European Partners, SCS	Luxembourg	WhiteWave International, Limited WhiteWave International Holdings, Limited	01.0% 99.0%
WhiteWave International, Limited	Gibraltar	Horizon Organic International, Inc.	100.00%
WhiteWave International Holdings, Limited	Gibraltar	WhiteWave International, Limited	100.00%
WhiteWave Receivables GP, LLC	DE	WhiteWave Foods Company	100.00%
WhiteWave Receivables, L.P.	DE	WhiteWave Foods Company WhiteWave Receivables GP, LLC	99.90% 0.10%
WhiteWave Services, Inc.	DE	WhiteWave Foods Company	100.00%